Exhibit 99.1

CARDIOVASCULAR SYSTEMS, INC. REPORTS FISCAL 2023
SECOND QUARTER FINANCIAL RESULTS

St. Paul, Minn., February 8, 2023 – Cardiovascular Systems, Inc. (CSI®) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for patients with peripheral and coronary artery disease, today reported financial results for its second quarter, ended December 31, 2022.

Second Quarter Financial Highlights
CSI’s fiscal 2023 second quarter revenues were $61.5 million, representing an increase of $2.3 million, or 3.9% compared to the second quarter last year. Gross profit margin was 70.0%.

Selling, general and administrative expenses were $41.6 million, an increase of $1.2 million, or 3.1%. Research and development expenses increased 7.4% to $9.5 million due to the timing of development activities.

Second-quarter net loss of $7.9 million, or $0.20 per basic and diluted share, compared favorably to a loss of $9.0 million, or $0.23 per basic and diluted share in the prior year period. The Adjusted EBITDA loss increased to $3.7 million from $3.0 million in the prior year.

As of December 31, 2022, CSI had cash and marketable securities totaling $132.0 million and no long-term borrowings.

Cancelling Conference Call Scheduled for February 9, 2023
Given the proposed acquisition of CSI by Abbott Laboratories (NYSE: ABT), CSI will not host the previously scheduled earnings conference call on February 9, 2023. CSI plans to file its Form 10-Q for the quarterly period ended December 31, 2022 on Thursday, February 9, 2023.

About Coronary Artery Disease (CAD)
CAD is a life-threatening condition and a leading cause of death in men and women globally. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. According to the Centers for Disease Control and Prevention, 18 million people in the United States have CAD, the most common form of heart disease. Heart disease claims more than 650,000 lives in the United States each year. According to estimates, arterial calcium is present in 38 percent of patients undergoing a PCI. Significant calcium contributes to poor stent delivery, expansion and wall apposition leading to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

Cardiovascular Systems, Inc.
February 8, 2023

About Peripheral Artery Disease (PAD)
Eighteen to 20 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s orbital atherectomy system treats calcified and fibrotic plaque in arterial vessels throughout the leg and heart and addresses many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. For more information, visit www.csi360.com and follow us on LinkedIn and Twitter.

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act, including statements about the proposed transaction with Abbott. These statements involve risks and uncertainties including, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement with Abbott; (ii) the failure to obtain the requisite approval of the transaction by its stockholders; (iii) the failure to obtain certain required regulatory approvals to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (iv) the effect of the announcement of the proposed transaction on our ability to retain and hire key personnel and maintain relationships with our key business partners and customers, and others with whom we do business, or on our operating results and businesses generally; (vi) the response of competitors to the proposed transaction; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (viii) the ability to meet expectations regarding the timing and completion of the proposed transaction; (ix) significant costs associated with the proposed transaction; (x) potential litigation relating to the proposed transaction; and (xi) restrictions during the pendency of the proposed transaction that may impact our ability to pursue certain business opportunities. These statements also involve additional risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the ongoing COVID-19 pandemic and the impact and scope thereof on us, our distribution partners, the supply chain and physicians and facilities, including government actions related to the COVID-19 outbreak, material delays and cancellations of procedures, delayed spending by healthcare providers, and distributor and supply chain disruptions; regulatory developments, clearances and approvals; approval of our products for distribution outside of the United States; approval of products for reimbursement and the level of reimbursement in the U.S. and foreign countries; dependence on market growth; agreements with third parties to sell their products; the ability of us and our distribution partners to successfully launch our products outside of the United States; our ability to maintain third-party supplier relationships and renew existing purchase agreements; our ability to maintain our relationships and agreements with distribution partners; the experience of physicians regarding the effectiveness and reliability of the products we sell; the reluctance of physicians, hospitals and other organizations to accept new products; the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; actual clinical trial and study results; the impact of competitive products and pricing; our ability to comply with the financial covenants in our loan and security agreement and to make payments under and comply with the lease agreement for our corporate headquarters; unanticipated developments affecting our estimates regarding

Cardiovascular Systems, Inc.
February 8, 2023

expenses, future revenues and capital requirements; the difficulty of successfully managing operating costs; our ability to manage our sales force strategy; actual research and development efforts and needs, including the timing of product development programs; successful collaboration on the development of new products; agreements with development partners, advisors and other third parties; the ability of us and these third parties to meet developmental, contractual and other milestones; contractual rights and obligations; technical challenges; our ability to obtain and maintain intellectual property protection for product candidates; fluctuations in results and expenses based on new product introductions, sales mix, unanticipated warranty claims, and the timing of project expenditures; our ability to manage costs; our actual financial resources and our ability to obtain additional financing; investigations or litigation threatened or initiated against us; court rulings and future actions by the FDA and other regulatory bodies; international trade developments; the effects of hurricanes, flooding, and other natural disasters on our business; the impact of federal corporate tax reform on our business, operations and financial statements; shutdowns of the U.S. federal government; the potential impact of any future strategic transactions; general economic conditions; and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Additional Information and Where to Find It
This release has been prepared in respect of the proposed transaction involving Abbott and CSI, and may be deemed to be soliciting material relating to the transaction. In connection with the transaction, CSI will file a proxy statement on Schedule 14A relating to a special meeting of its stockholders with the Securities and Exchange Commission (the “SEC”). Additionally, CSI may file other relevant materials in connection with the transaction with the SEC. Investors and securityholders of CSI are urged to read carefully and in their entirety the proxy statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the transaction and related matters. The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the CSI’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about the transaction that are filed by the Company with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of CSI’s website at www.investors.csi360.com.

Participants in the Solicitation
CSI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CSI in respect of the transaction. Information about CSI’s directors and executive officers is set forth in the proxy statement for CSI’s 2022 Annual Meeting of Stockholders, as revised, which was filed with the SEC on October 26, 2022, and its Annual Report on Form 10-K for the fiscal year ended June 30, 2022, which was filed with the SEC on August 18, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests, which may, in some cases, be different than those of CSI’s stockholders generally, will be contained in the proxy statement for the Stockholder Meeting and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cardiovascular Systems, Inc.
February 8, 2023

Product Disclosures:
Peripheral Products
Indications: The Stealth 360® PAD System and Diamondback 360® PAD System are percutaneous orbital atherectomy systems (OAS) indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae.

Contraindications: The OAS are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present.

Warnings/Precautions: Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

See the instructions for use for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts these devices to sale by or on the order of a physician.

The Stealth 360® PAD System and Diamondback 360® PAD System received FDA 510(k) clearance. The Stealth 360® PAD System is CE Marked.

Coronary Product
Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS is contraindicated when the ViperWire® guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated.

See the instructions for use for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts these devices to sale by or on the order of a physician.

The Diamondback 360® Coronary OAS is FDA PMA approved and CE Marked.

Cardiovascular Systems, Inc.
February 8, 2023

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net revenues	$61,453	$59,135	$121,126	$117,505
Cost of goods sold	18,461	18,073	35,159	32,381
Gross profit	42,992	41,062	85,967	85,124
Expenses:
Selling, general and administrative	41,642	40,402	86,117	82,253
Research and development	9,533	8,873	18,589	18,895
Amortization of intangible assets	345	346	691	650
Total expenses	51,520	49,621	105,397	101,798
Loss from operations	(8,528)	(8,559)	(19,430)	(16,674)
Other (income) expense, net	(689)	345	(941)	712
Loss before income taxes	(7,839)	(8,904)	(18,489)	(17,386)
Provision for income taxes	49	63	30	199
Net loss	$(7,888)	$(8,967)	$(18,519)	$(17,585)

Basic and diluted earnings per share	$(0.20)	$(0.23)	$(0.47)	$(0.45)

Basic and diluted weighted average shares outstanding	39,663,565	39,199,593	39,635,293	39,143,533

Cardiovascular Systems, Inc.
February 8, 2023

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	December 31,	June 30,
	2022	2022

ASSETS
Current assets
Cash and cash equivalents	$59,843	$66,424
Marketable securities	72,159	93,409
Accounts receivable, net	40,232	39,678
Inventories	41,191	34,567
Prepaid expenses and other current assets	8,535	7,768
Total current assets	221,960	241,846
Property and equipment, net	30,002	29,035
Intangible assets, net	15,043	15,734
Strategic investments	42,034	33,425
Other assets	2,467	2,637
Total assets	$311,506	$322,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$17,087	$14,383
Accrued expenses	19,149	23,464
Deferred revenue	525	2,107
Total current liabilities	36,761	39,954
Long-term liabilities
Financing obligation	20,117	20,298
Deferred revenue	3,365	—
Other liabilities	11,874	12,945
Total liabilities	72,117	73,197
Commitments and contingencies	—	—
Total stockholders’ equity	239,389	249,480
Total liabilities and stockholders’ equity	$311,506	$322,677

Cardiovascular Systems, Inc.
February 8, 2023

Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as "Adjusted EBITDA" in this release.

Reconciliations of these non-GAAP measures to the most comparable U.S. GAAP measures for the respective periods can be found in the following tables. In addition, an explanation of the manner in which CSI's management uses these measures to conduct and evaluate its business, the economic substance behind management's decision to use these measures, the substantive reasons why management believes that these measures provide useful information to investors, the material limitations associated with the use of these measures and the manner in which management compensates for those limitations is included following the reconciliation tables.

Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net loss	$(7,888)	$(8,967)	$(18,519)	$(17,585)
Less: Other (income) and expense, net	(689)	345	(941)	712
Less: Provision for income taxes	49	63	30	199
Loss from operations	(8,528)	(8,559)	(19,430)	(16,674)
Add: Stock-based compensation	3,547	4,240	7,985	9,912
Add: Depreciation and amortization	1,268	1,287	2,488	2,545
Adjusted EBITDA	$(3,713)	$(3,032)	$(8,957)	$(4,217)

Cardiovascular Systems, Inc.
February 8, 2023

Gross Profit and Gross Margin (Excluding WIRION Recall Charges)
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	December 31,
	2022	2021

Gross profit	$42,992	$41,062
Less: WIRION recall charge	—	2,849
Gross profit (excluding WIRION recall charge)	$42,992	$43,911

	Three Months Ended
	December 31,
	2022	2021

Gross margin	70.0%	69.4%
Less: WIRION recall charge as a percentage of net revenues	—%	4.8%
Gross margin (excluding WIRION recall charges)	70.0%	74.2%

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and stock-based compensation. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:

-- Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI's management also believes that excluding this item from CSI's non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI's operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI's financial statements.

Cardiovascular Systems, Inc.
February 8, 2023

-- Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI's management to assess the core profitability of CSI's business operations. CSI's management also believes that excluding these items from CSI's non-GAAP results is useful to investors to understand CSI's operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP. Some of the limitations associated with CSI's use of these non-GAAP financial measures are:
-- Items such as stock-based compensation do not directly affect CSI's cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI's "Adjusted EBITDA" and therefore these non-GAAP measures do not reflect the full economic effect of these items.

-- Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

-- CSI's management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses. CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure.

-- CSI provides detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contact:

Cardiovascular Systems, Inc. Jack Nielsen Vice President, Investor Relations & Corporate Communications (651) 202-4919 j.nielsen@csi360.com
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